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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025 (December 5, 2025)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2025, Gray Media, Inc. (“Gray,” “we” or the “Company”) entered into purchase agreements (the “Purchase Agreements”) with certain accredited investors (collectively, the “Investors”) pursuant to which the Company agreed to sell to the Investors, in a private placement transaction (the “Offering”), $250 million aggregate principal amount of its 9.625% Senior Secured Second Lien Notes due 2032 (the “Additional Notes”).

The Additional Notes will be part of the same issuance of, and rank equally and form a single series with, the currently outstanding $900,000,000 million aggregate principal amount of the Company’s 9.625% Senior Secured Second Lien Notes due 2032 (the “Existing Notes”), which were issued in July 2025. The Additional Notes will have substantially identical terms to the Existing Notes.

Pursuant to the Purchase Agreements, the Additional Notes will be issued at 102.000% of par plus accrued interest from and including July 18, 2025. The Additional Notes are being offered and sold in a private transaction in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Offering is expected to close on December 12, 2025 (the “Closing Date”), subject to customary closing conditions.

The net proceeds from the Additional Notes are being used (i) to redeem a portion of the Company’s outstanding 10.500% Senior Secured First Lien Notes due 2029 (the “2029 Notes”), (ii) to pay fees and expenses in connection with the Offering, and (iii) for general corporate purposes.

A copy of the Form of Note Purchase Agreement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the complete text of the Form of Note Purchase Agreement.

Item 8.01	Other Events.

Notes Offering

On December 8, 2025, Gray issued a press release (the “Press Release”) announcing the Offering. A copy of the Press Release, which was issued in connection with the Offering and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the Press Release nor this Current Report constitutes an offer to sell or the solicitation of an offer to buy the Additional Notes. The Additional Notes and related guarantees are being offered and sold in a private transaction in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, and the provisions of Regulation D thereunder. The Additional Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Redemption of 2029 Notes

On December 8, 2025, Gray issued a conditional notice of partial redemption to the holders of the 2029 Notes, notifying such holders that its intends to redeem $125 million of the 2029 Notes on December 19, 2025 (the “2029 Notes Redemption”). The 2029 Notes will be redeemed at 103.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The 2029 Notes Redemption is conditioned upon the receipt of proceeds from the issuance of the Additional Notes.

This Current Report does not constitute an offer to purchase, a notice of redemption or a solicitation of an offer to purchase any of the 2029 Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Note Purchase Agreement
99.1	Press Release issued by Gray Media, Inc. on December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

December 8, 2025	By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: Executive Vice President and Chief Financial Officer